Exhibit 10.1

AMENDMENT NO. 1
TO
INVESTMENT MANAGEMENT TRUST AGREEMENT

THIS AMENDMENT NO. 1 TO THE INVESTMENT MANAGEMENT TRUST AGREEMENT (this “Amendment”) is made as of April 12, 2023, by and between Papaya Growth Opportunity Corp. I, a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee”). Capitalized terms contained in this Amendment, but not specifically defined in this Amendment, shall have the meanings ascribed to such terms in the Original Agreement (as defined below).

WHEREAS, on January 19, 2022, the Company consummated an initial public offering (the “Offering”) of units of the Company, each of which is composed of one share of the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”), and one-half of one warrant, each whole warrant entitling the holder thereof to purchase one share of Common Stock;

WHEREAS, $293,250,000 of net proceeds of the Offering and sale of the Private Placement Units (as defined in the Underwriting Agreement) were delivered to the Trustee to be deposited and held in the segregated Trust Account located in the United States for the benefit of the Company and the holders of Common Stock included in the Units issued in the Offering pursuant to the investment management trust agreement made effective as of January 13, 2022, by and between the Company and the Trustee (the “Original Agreement”);

WHEREAS, the Company has sought the approval of the holders of its Class A common stock and holders of its Class B common stock, par value $0.0001 per share (together the “Common Stock”), at a special meeting to: (i) provide the Company’s Board of Directors with the right to extend the date by which the Company has to consummate a business combination (the “Combination Period”) up to six (6) times for an additional one (1) month each time, from April 19, 2023 to October 19, 2023 (as extended, the “Extended Date”) (i.e., for a period of time ending 21 months after the consummation of the Offering) (the “Charter Amendment”) and (ii) allow the Company to extend the Combination Period up to six (6) times for an additional one (1) month each time from April 19, 2023 to the Extended Date as set forth in the Charter Amendment (the “Trust Amendment”);

WHEREAS, holders of 65% of the then issued and outstanding shares of Common Stock, voting together as a single class, approved the Charter Amendment and the Trust Amendment; and

WHEREAS, the parties desire to amend the Original Agreement to, among other things, reflect amendments to the Original Agreement contemplated by the Trust Amendment.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.             Amendments to Trust Agreement.

1.1.          The third WHEREAS clause of the Original Agreement is hereby amended and restated in its entirety as follows:

“WHEREAS, if a Business Combination (as defined below) is not consummated within the initial 15-month period following the closing of the Offering, upon the request of the Company’s sponsor (the “Sponsor”), the Company may extend such period six times, by an additional one month for each extension period, for a total of up to 21 months, subject to the Sponsor or its affiliates or permitted designees depositing the lesser of (a) $325,000 and (b) $0.0325 for each share of Common Stock issued in the Offering that remains outstanding at the time of such deposit (such lesser amount, the “Monthly Extension Amount”) into the Trust Account no later than the 15-month anniversary, 16-month anniversary, 17-month anniversary, 18-month anniversary, 19-month anniversary and 20-month anniversary, if applicable, of the Offering (the “Deadline”) for such extension (the “Extension”), in exchange for which the Sponsor will receive a non-interest bearing, unsecured promissory note for such Extension payable upon consummation of a Business Combination; and”

1.2.          Section 1(m) of the Trust Agreement is hereby amended and restated in its entirety as follows:

“(m) Upon receipt of an extension letter (“Extension Letter”) substantially similar to Exhibit E hereto at least two days prior to the Deadline, signed on behalf of the Company by an executive officer, and receipt of the Monthly Extension Amount on or prior to the Deadline, follow the instructions set forth in the Extension Letter.”

1.3.          Section 2(h) of the Trust Agreement is hereby amended and restated in its entirety as follows:

“(h) If applicable, issue a press release at least one day prior to the Deadline announcing that, at least two days prior to the Deadline, the Company received notice from the Sponsor that the Sponsor intends to deposit funds into the Trust Account for extending the Deadline and the Board has approved such Extension.”

1.4.          Exhibit E to the Trust Agreement is hereby amended and restated in its entirety as follows:

“EXHIBIT E

[Letterhead of Company]
[Insert date]

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor

New York, New York 10004

Attn: Fran Wolf and Celeste Gonzalez

Re: Trust Account Extension Letter

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(m) of the Investment Management Trust Agreement between Papaya Growth Opportunity Corp. I (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of [ — ] (“Trust Agreement”), this is to advise you that the Company is extending the time available to consummate a Business Combination for an additional one (1) month, from to (the “Extension”).

This Extension Letter shall serve as the notice required with respect to the Extension prior to the Deadline. Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to deposit the Monthly Extension Amount, which will be wired to you, into the Trust Account investments upon receipt.

Very truly yours,

PAPAYA GROWTH OPPORTUNITY CORP. I

By:
Name:
Title:

cc: Cantor Fitzgerald & Co.”

2.             Miscellaneous Provisions.

2.1.          Successors. All the covenants and provisions of this Amendment by or for the benefit of the Company or the Trustee shall bind and inure to the benefit of their permitted respective successors and assigns.

2.2.          Severability. This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

2.3.          Applicable Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.

2.4.          Counterparts. This Amendment may be executed in several original or facsimile counterparts, each of which shall constitute an original, and together shall constitute but one instrument.

2.5.          Effect of Headings. The section headings herein are for convenience only and are not part of this Amendment and shall not affect the interpretation thereof.

2.6.          Entire Agreement. The Original Agreement, as modified by this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

Continental Stock Transfer & Trust Company, as Trustee

By:
Name:
Title:

Papaya Growth Opportunity Corp. I

By:
Name: Clay Whitehead
Title: Chief Executive Officer

[Signature Page to Amendment to Investment Management Trust Agreement]